Exhibit 99.1

CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer Jill Baker, Vice President of Investor Relations (781) 434-4118

PAREXEL PROVIDES UPDATE ON EXPECTED THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS

Boston, MA, April 18, 2005 — PAREXEL International Corporation (Nasdaq: PRXL) today announced that it expects its financial results for the third quarter ended March 31, 2005 to be lower than previous Company estimates. On a preliminary basis, the Company now expects third quarter consolidated service revenue to be approximately $136 million, and earnings per diluted share to be in the range of $0.15 to $0.17, compared with the Company’s previous third quarter forecast of consolidated service revenue between $145 to $150 million, and earnings per diluted share of between $0.25 and $0.27. No restructuring charges are being taken this quarter.

Although the Company continues to win healthy new business awards, and the backlog continues to grow, revenue fell short of management’s expectations in the quarter. In particular, within the PAREXEL Consulting and Marketing Services segment, project delays and timing of contract signatures at a key pharmaceutical client, as well as staffing shortfalls, contributed to lower levels of revenue. At the same time, the Company experienced increased hiring costs related to the recruitment and training of new staff to support multiple new projects across the Company. An unfavorable $1.1 million foreign exchange impact on “Other Income”, related to the resolution of a disputed contract, and a higher tax rate also contributed to the quarter’s earnings shortfall.

Starting this quarter, the Company will be reporting quarterly net new business wins and backlog levels in conjunction with each earnings release. The Company ended the quarter with approximately $747 million in backlog, a year-over-year increase of 13% for the quarter, and up approximately 4% on a sequential basis. The Company expects fourth quarter revenue to be higher than third quarter levels.

Commenting on the preliminary results, Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “We are frustrated with the slow conversion of backlog into revenue and with client-driven delays this quarter. However, we remain committed to reaccelerating revenue growth and improving profitability, and believe that the continued double-digit growth in year-over-year backlog levels will ultimately enable us to achieve our goals. In addition, we continue to have a very healthy balance sheet with virtually no debt and a strong cash balance of approximately $107 million, even after taking into consideration share repurchases of approximately $4 million in the quarter.”

PAREXEL will host a conference call today at 8:30 a.m. EDT to discuss this press release, and the call will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at http://www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial 612-288-

0318 and ask to join the PAREXEL conference call. A telephonic replay is scheduled to be available at 12:00 pm EDT today and may be accessed by dialing (USA) 800-475-6701 or (International) 320-365-3844, Access Code 779507.

As previously announced, PAREXEL plans to issue the final results for the third quarter after the market close on April 21, 2005, and will hold a conference call to discuss the final results of the Company’s business, and the Company’s financial outlook and guidance, at 10:00 a.m. EDT on April 22, 2005.

PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 51 locations throughout 36 countries around the world, and has over 5,000 employees.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, “targets” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts, which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry; competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the

Company’s Quarterly Report on Form 10-Q for the Quarter ended December 31, 2004 as filed with the SEC on February 8, 2005, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.